Exhibit 10.15

***100 NORTH WASHINGTON BOULEVARD***
***SARASOTA, FLORIDA***

**LEASE AGREEMENT**

**100 NORTH WASHINGTON BOULEVARD**
**SARASOTA, FLORIDA**

**Lease Agreement**

**THIS LEASE** is entered into the ___18th___ day of September, 2006 between 100 North Washington, LLC, hereinafter referred to as the "Landlord", and BONDS FINANCIAL, INC., a Delaware corporation, hereinafter referred to as the "Tenant";

WITNESSETH:

As mutual consideration for entering into this lease the Landlord and Tenant agree to the following covenants, terms and conditions:

I. **DEFINITIONS AND TERMS:**

As used in this Lease Agreement, the terms enumerated below as items 1.1 to 1.20 inclusive shall have only the meaning set forth in this section unless the same shall be expressly modified, limited or expanded elsewhere in the Lease Agreement, in which event, such modification, limitation and/or expansion shall supersede the applicable terms set forth below:

1.1. Exhibits: The following Exhibits attached to this lease are incorporated herein and made a part hereof:

Exhibit A: Floor Plan of Premises
Exhibit B: Building Rules and Regulations

1.2. Building: 100 NORTH WASHINGTON BOULEVARD; approximately 9,527 gross rentable square feet located at 100 North Washington Boulevard, Sarasota, Florida 34236.

1.3. Premises or Demised Premises: Suite 201, having a gross rentable area of 3,351 square feet.

1.4. Term: 1year, 6 months and 0 days

1.5. Commencement Date: OCTOBER 1, 2006

Rental Commencement Date: OCTOBER 1, 2006

1.6. Termination Date: March 31, 2008

1.7. Initial Per Square Foot Base Rental on Annual Basis $15.50

1.8. Initial Base Monthly Rental: $4,328.38 plus applicable tax

1.9. Initial Common Area Maintenance (CAM) (Building Operating Costs) Per Square Foot Rate on Annual Basis $6.20

1.10. Initial Monthly Common Area Maintenance (CAM) (Building Operating Costs) Rate $1,731.35

1.11. Initial Rent and CAM: the sum of $ 6,059.73 plus sales tax (7%)

1.12. Prepaid Rent and CAM: The sum of $12,119.46 plus applicable tax $848.36, representing prepayment of two (2) month's Monthly Rent

1.13. Rentable Area of Demised Premises ("Net Rentable Area"): 3,351 feet.

1.14. Tenant's Proportionate Share of Building Operating Costs ("Proportionate Share"): 35.2 %

1.15. Security Deposit: $ 0.00

1.16. Permitted Use: Office or General Commercial uses only.

1.17. Tenant's Address: 100 North Washington Boulevard, Suite 201, Sarasota, Fl 34236

1.18. Landlord's Address: 100 North Washington Boulevard
Suite 301
Sarasota, Florida 34236

1.19. Guarantor: John Barry IV

1.20. Options to renew the initial term: one (1) period of one (1) year six (6) months, immediately following

2. **PREMISES:**

2.1. Landlord leases the Premises to the Tenant, and Tenant leases the premises from the Landlord for the Term of this Lease.

2.2. Tenant acknowledges that this Lease is made subject to all existing liens, encumbrances, deeds of trust, reservations, restrictions and other matters of record and subject to zoning, building and fire ordinances and all governmental statutes, rules and regulations relating to the use or occupancy of the Premises, as same may hereafter be amended from time to time.

3. **TERM:**

3.1. General Term: The Term of this Lease shall commence on the Commencement Date and shall terminate on the Termination Date, unless terminated sooner in accordance with the terms of this Lease.

3.2. Early Commencement: Notwithstanding the Commencement Date, the Term shall commence earlier than the Commencement Date if Tenant occupies the Premises prior to the stated Commencement Date. "Occupancy", "occupy" or "occupies" as used in this Lease shall mean use of the Premises for any reason by Tenant or Tenant's agents, licensees, employees, directors, officers, partners, trustees, and invitees (collectively, "Tenant's Employees"). **Tenant will be allowed to move in equipment and install communication and work equipment prior to commencement date.**

3.3. Delayed Commencement: Landlord shall deliver possession of the premises to Tenant on or within 30 days of the Commencement Date. If Landlord, through no fault of Tenant, cannot deliver possession of the Premises to Tenant on the Commencement Date, such delay shall not affect the validity of this Lease, nor shall Landlord be liable to Tenant for any loss or damage resulting there from, but there shall be a proportionate reduction of rent covering the period between the Commencement Date and the time when Landlord delivers possession of the Premises to Tenant.

3.4. Option to Renew: Provided that Tenant shall not be in default under any of the terms of this lease at the end of the Lease Term as set forth herein, Tenant shall have and is hereby given, the option to renew and extend this Lease for an additional term of 1.5 years to commence on the 1st day of April, 2008 and to expire on midnight on the 30th day of September, 2009 or until said renewal term shall sooner expire according to the provisions of this Lease, upon the same terms, covenants, and conditions as those herein contained, insofar as then in force and applicable to such renewal term (including all provisions as to the items of the payment of Additional Rent). In order to exercise this option to renew, Tenant must deliver written notice to Landlord no later than sixty (60) days prior to the end of the Lease Term.

If this Lease is renewed as herein provided, all rights of Tenant in its personal property and trade fixtures shall survive.

4. **RENT:**

4.1. Rent Determination: Tenant agrees to pay to Landlord each year during the Term (as the Term may be adjusted pursuant to Section 3.2 or 3.3) the Annual Rent for the Premises. Said Annual Rent shall be paid in monthly installments equal to the Monthly Rent. The Monthly Rent shall be due and payable in advance, on or before the first day of each calendar month during the entire Term, commencing with the first day of the first full calendar month after the Rental Commencement Date as set forth above; provided that Tenant shall pay to the Landlord on the Rental Commencement Date the prorated Monthly Rent attributable to the month in which the Rental Commencement Date occurs if the Rental Commencement Date is other than the first day of a month. The Monthly Rent shall include Florida State Sales Tax thereon and any other tax applicable to said Monthly Rent. Concurrently with the execution of this Lease, Tenant shall pay to Landlord the Monthly Rent for the first month's rent. All rent payable by Tenant to Landlord under this Lease shall be paid to Landlord in lawful money of the United States of America at Landlord's address on Page 1 herein, or to any other person or at any place Landlord may designate in writing.

4.2. Tenant agrees to pay to Landlord as additional rent upon demand (but not more frequently than monthly) all charges for any services, goods or materials furnished by Landlord at Tenant's written request which are not required to be furnished by Landlord under this Lease without separate charge or reimbursement. Such charges are due and payable in full, upon demand after the services, goods, or materials are furnished.

4.3. Prorations: Any rent for any fractional month shall be prorated based on a thirty (30) day month, and for any fractional year shall be prorated based on a three hundred sixty (360) day year. All rent payable by Tenant to Landlord under this Lease shall be paid to Landlord in lawful money of the United States of America at Landlord's office, or to such other person or at such other place as Landlord may from time to time designate in writing. All rent shall be paid without prior demand, deduction, setoff or counterclaim.

4.4. A late payment penalty shall be added to any rent not received by Landlord within ten (10) days of the due date. Such penalty shall be five percent (5%) of the monthly rent or additional rent due.

4.5. Annual Rent Increase: The Monthly Rent shall be increased beginning on the first anniversary of the Commencement Date and on each anniversary thereof by a sum equal to CPI of no less than 3% and no more than 6% of the Monthly Rent for the last month of the previous year.

4.6. Sales Tax: Tenant shall pay to Landlord concurrently with the payment of the Monthly Rent, any additional rent and other sums, all Florida State Sales Tax and any other tax which is applicable to such payment.

5. **TENANT'S SHARE OF COMMON AREA MAINTENANCE:**

5.1 Additional Rent: Tenant shall pay as additional rent, Tenant's share of the Common Area Maintenance. Such Common Area Maintenance costs shall be paid by Tenant in monthly installments during the term of this Lease. The initial estimated Common Area Maintenance is as set forth in Paragraph 1.9 for the term of this Lease.

5.2 Common Area Maintenance: All common areas and other common facilities (hereinafter collectively called "Common Areas") made available by Landlord in or about the building or the property on which the Premises are located (which for purposes of this Lease shall include the entire Parcel and buildings located thereon and all common facilities) shall be subject to the exclusive control and management of Landlord, but nothing in this paragraph shall lessen Tenant's obligation to pay its proportionate share of the operating costs as referred to below. The Landlord shall maintain and operate the Common Areas in a manner consistent with and equal to the maintenance and operation of similar office buildings within the community wherein the Premises are located. The term "Common Areas" (as initially constructed or as the same may at any time thereafter be enlarged or reduced) shall mean all areas, space, facilities, equipment, signs and special services from time to time made available by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the buildings, and their respective employees, agents, subtenants, licensees, customers and other invitees, which may include as applicable (but shall not be deemed a representation as to their availability) the sidewalks, parking areas, driveways, landscaped areas, hallways, stairways, lobbies, courts, ramps, elevators, electrical, sanitary, sewer and waterlines and facilities, roofs, foundations, structures and all other portions of the Premises and the real property described in Exhibit "A which is not otherwise maintained by Tenant.

5.3 Tenant agrees to Pay Landlord, as additional rent hereunder, in the manner provided below, its proportionate share, to be calculated based on the ratio of Tenant's gross rentable square feet to the total gross rentable square feet of the building of the Common Area Maintenance (CAM) costs for maintaining the Common Areas. CAM shall mean the total costs and expenses incurred in operating, maintaining, repairing and replacing the Common Areas including the buildings and roof (including janitorial services), washing of plate glass windows and the maintenance, repair and replacement of all exterior water, sewerage and electrical services up to the point of entry into the Premises; the costs and expense of landscaping, gardening and planting, cleaning, painting (including striping), decorating, repaving, lighting, sanitary control, removal of garbage and other refuse, replacement of light bulbs and tubes in the fixtures in the common areas; fire protection, security devices and personnel; repair and/or replacement of heating and air conditioning equipment; water and sewerage charges; any surcharge imposed by law against Landlord, buildings or the property; any assessments or fees imposed by any Subdivision or by any special Taxing district; the cost of all insurance carried by Landlord covering the Common Areas and/or the Building, including without limitation, public liability, personal and bodily injury and property damage liability, fire and extended coverage, vandalism and malicious mischief and all broad form coverage, and any other insurance that may be carried by Landlord covering the Common Areas and/or the Building, all in limits selected by Landlord subject to the terms of this Lease; the cost of ad valorem taxes on the Common Areas, Building, and the Premises; the cost of operation of loudspeakers and any other equipment supplying music to the Common Areas or any parts thereof; and the cost of personnel (including applicable payroll taxes, workmen's compensation insurance and disability insurance ) to implement all the foregoing, including the policing of the Common Areas; and the Cost of building management fees which shall be an amount equal to five percent (5%) of all rent for the Building where the Premises are located. Landlord may however, cause any or all of said services to be provided by an independent contractor or contractors. It is understood and acknowledged that the CAM costs include costs of capital improvements to the common areas as well as reserves for capital improvements. **Notwithstanding the foregoing, CAM costs shall <u>not</u> include**: (a) depreciation; (b) principal and interest payments on liens secured by mortgages on the property, if any; (c) cost of repairs, alterations or replacements caused by casualty losses to the extent Landlord is required to maintain insurance and provided that the casualty loss is not as a result; in whole or in part, of the acts or omissions of Tenant; (d) cost of repairs, alterations or replacements caused by the exercise of the rights of eminent domain to the extent the Landlord has received net condemnation proceeds therefore; (e) cost of the electricity for individual tenant spaces; (f) political or charitable contributions; (g) court costs and legal fees incurred with regard to enforcing the obligations of the tenants under other leases; and (k) cost of after hours air conditioning and heating requested by other tenants.

5.4 It is understood and acknowledged that the CAM shall include the amortized costs of capital improvements made to the Building or the property on which the Building is located other than the initial construction and improvements thereof. The cost of such capital improvements shall be amortized over a period of five (5) years and shall, at the Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement or the useful life of the capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the shorter period.

5.5 Tenant's share of the CAM shall be in an amount equal to the product obtained by multiplying the total CAM paid or incurred by Landlord during the year by the percentage equal to Tenant's pro rata share which shall be the percentage that the Gross Rentable Space of the Premises bears to the total Gross Rentable Space contained in the Building wherein the Premises are located. On December 31st of each year, Landlord shall estimate the total of CAM for the succeeding year ("Calculation Period") and Tenant agrees to pay one twelfth (1/12th) of Tenant's pro rata share thereof, together with sales tax thereon, concurrently with each monthly rental payment. For purposes of the estimation of the calculations under this paragraph, the buildings wherein the premises are located shall have a total of approximately 9,527 square feet of Gross Rentable space. At the end of each Calculation Period, Landlord shall total and prorate the CAM and either reimburse Tenant for any overpayment or charge Tenant for any shortfall. Payment shall be made by Landlord or Tenant, as the case may be, to the other party within thirty (30) days after written notice to the party required to pay is posted in the U.S. Mail.

5.6 Landlord shall have no liability to Tenant on account of any temporary failure, modification or interruption of any such service which arises out of any act of God or which is required by applicable law.

5.7 Landlord shall deliver an operating expense statement listing in reasonable detail by broad category as soon as practicable after the commencement of each and every calendar year during the term of this Lease. Such statement shall set forth Landlord's estimate of Tenant's pro-rata share of the CAM for such year. Tenant shall pay to Landlord on the first day of each month during such calendar year an amount equal to 1/12 of Landlord's estimate. As soon as practicable after the end of each calendar year, Landlord shall furnish to Tenant a statement of Tenant's pro-rata share of each year's actual Common Area Maintenance. In the event that the actual CAM exceeds Landlord's estimate for that year, Tenant shall pay Landlord such excess within 30 days of receipt of the statement of actual CAM. In the event that the actual CAM is less than the estimated CAM and Tenant has paid all CAM installments, then Tenant shall be given a credit for such overpayment applicable to the next year's CAM charges.

5.8 Inspection of Books: Tenant shall have the right at Tenant's sole expense to perform an audit of the Building Operating Costs of the preceding calendar year as well as the calculations of Tenant's proportionate share thereof unless Landlord has provided Tenant with an audited statement of such expenses prepared by a certified public accountant.

5.9 Pro-ration: If this Lease shall commence on any day other than the first day of the month or terminate on a day other than the last day of the month, the amount of any additional rent payable by Tenant for the month in which this lease commences or terminates shall be prorated and payable in advance of that prorated period.

6. **SECURITY DEPOSIT:**

The Security Deposit specified in paragraph 1.18 shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed, and Landlord shall have no liability to pay interest thereon unless required by law. If any rent or Additional Rent herein reserved or any other sums payable by Tenant hereunder shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of the rents or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore the Security Deposit to its original amount, and the sum required to so restore the Security Deposit shall be Additional Rent hereunder. In the event Tenant shall have fully and faithfully complied with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned in full to Tenant within thirty (30) days following the end of the Term or earlier termination of this Lease. In the event that any bankruptcy, insolvency, reorganization or other creditor/debtor proceedings shall be instituted by or against Tenant or its successors or assigns Landlord may apply the Security Deposit first to the payment of any rent, Additional Rent, and other amounts due Landlord hereunder, and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord's damages. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the premises, in the event that such interest is sold, and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit.

7. **ADDITIONS AND ALTERATIONS:**

7.1. No changes, alterations, improvements or additions to the Premises shall be made to the Premises or any part thereof without first obtaining the written consent of the Landlord. All changes, alterations, additions and improvements made or placed in or upon the Premises of the Landlord by the Tenant, and which by operation of law would become a part of the real estate, shall immediately upon being made or placed thereon become the property of the Landlord and shall remain upon and be surrendered with the Premises as a part thereof, at the termination by lapse of time or otherwise, of the Term herein granted. Any such changes, alterations, improvements, or additions shall be done in conformity with any applicable criteria as set forth herein AND with the prior written consent of the Landlord, not to be unreasonably withheld. At Landlord's request at or prior to termination of the Term, Tenant shall remove all or any part of any improvements made to the Premises. **Tenant will be installing communication equipment / technology in the phone closet.**

7.2. Tenant may install or affix to the Premises such equipment and trade fixtures as are reasonably necessary for the conduct of Tenant's business operations therein with Landlord's prior written consent; and, upon termination of this Lease for any reason other than Tenant's default, Tenant may remove the same provided that, after such removal, Tenant restores the Premises at Tenant's expense to the same condition as existed prior to the installation of such equipment or fixtures. It is understood and agreed, however, that any floor and wall coverings or other appurtenances attached to the floor or any part of the Premises by Tenant shall at the termination of this Lease or any renewal hereof, remain the property of Landlord and shall not be removed unless Landlord requests Tenant to remove the same. Tenant shall promptly pay and discharge and shall indemnify and hold Landlord harmless of and from, all tangible personal property taxes and assessments now or hereafter taxed, assessed, imposed, or levied by any lawful authority against or upon any fixtures, equipment, or personal property located in the Premises during the term of this Lease.

8. **PERMITTED USE:**

8.1. Permitted uses: The Premises shall be used only for the Permitted Use and for no other purpose. The Tenant, shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use. The Tenant shall comply with all governmental laws, ordinances and regulations applicable from time to time to its use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Premises, all at the Tenant's sole expense.

8.2. Uses not permitted: The Tenant shall not do, suffer or permit anything to be done in, on or about the Premises or the Property, nor bring, nor keep anything therein which will in any way affect fire or other insurance upon the Building or any of its contents or which will in any way conflict with any law, ordinance, rule or regulation now or hereafter in force or effect relating to the occupancy and use of the Premises or

the Property, or in any way obstruct or interfere with the rights of other Tenants or users of the Property, or injure or annoy them, nor use, nor allow the Premises or the Building to be used for any improper, immoral, unlawful or objectionable purpose, or cooking therein, (except a microwave oven) and nothing shall be prepared, manufactured, or used in the Premises which might emit an odor into the corridors of the building, except as may be consistent with the Permitted Use. Tenant may not install anything on the roof of the Building, including but not limited to television, radio, telephone, or other transmission or reception devices.

8.3. Machinery Operation: The Tenant will not, without the written consent of the Landlord, use any apparatus, machinery, equipment or devices in, on or about the Premises which may cause, alone or in the aggregate, any excessive noise or may set up any excessive vibration or excessive floor loads or which in any way would increase the normal amount of electricity agreed to be furnished or supplied under this Lease, or as specified in the Building Standards Criteria, and further, the Tenant shall not connect with water any apparatus, machinery, equipment or device without the prior written consent of the Landlord. The Tenant shall, at the Tenant's sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now or hereafter in force, pertaining to said Premises, and shall faithfully observe in the use of said Premises and Property all municipal ordinances and regulations and state and federal statutes and regulations now or hereafter in force and effect.

8.4. Change in law: Any change in law or otherwise which may make Tenant's use of the Premises impracticable or impossible shall not affect Tenant's obligations under this Lease.

9. UTILITIES; JANITORIAL SERVICES:

9.1 General: Subject to Tenant's obligation to pay rent under this Lease and perform Tenant's other obligations, the Landlord agrees to furnish in connection with the Premises, the following: electricity for lights and other usual and ordinary office purposes for all common areas (commensurate with the Landlord's electrical system and wiring in the building of which the Premises are a part, supplying approximately 120 volts; except as may be modified by paragraph 41 hereof); replacement of light bulbs and tubes in the fixtures in the common areas; heat and air conditioning for all common areas, subject to government authority regulations from time to time in effect, during normal business hours; (8 A.M. to 6 P.M. Monday through Friday, except holidays and from 8 A.M. to 1 P.M. on Saturdays); janitorial services as specified in the Building Standards Criteria; and provide for use in common of the elevators, and other like facilities of the Building. Landlord reserves the right to establish special charges to be paid by Tenant for additional non-standard services provided. The Landlord shall not be liable for the failure to furnish any of the items or services herein mentioned when such failure is caused by or results from accidents or conditions or matters beyond the reasonable ability of the Landlord to control, or caused by or resulting from lack of utility services, breakdown of mechanical equipment, repairs, labor disturbances, or labor disputes of any character, whether resulting from or caused by acts of the Landlord or otherwise, nor shall the Landlord be liable under any circumstances for loss of or injury to property or persons, however occurring, through or in connection with or incidental to the furnishing of any such items or services, nor shall any such failure relieve the Tenant from the duty to pay the full amount of rent and other sums of money herein provided to be paid by the Tenant, or constitute or be construed as a constructive or other eviction of the Tenant.

9.2 Electrical Service: The Leased Premises shall be individually metered and Tenant shall be responsible for any and all costs, including necessary deposits, associated with the provision of electrical services to the Leased Premises. Tenant shall timely pay all costs of electrical service for the Leased Premises and Landlord shall in no way be responsible for the payment of any costs or charges associated with the electrical service for the Leased Premises.

10. INDEMNIFICATION; INSURANCE:

10.1. Indemnification by Tenant: Tenant does hereby indemnify and agree to forever save and hold Landlord and Landlord's agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (collectively, "Landlord's Employees") harmless from and against any and all damages, claims, losses, demands, costs, expenses (including reasonable attorneys' fees and costs), obligations, liens, liabilities, actions and causes of action, threatened or actual, which Landlord may suffer or incur arising out of or in connection with this Lease, Tenant's or Tenant's business, any activity, work or things done, permitted or suffered by Tenant in or about the Premises or the Property, Tenant's or Tenant's Employees' nonobservance or nonperformance of any statute, law, ordinance, rule or regulation, or any negligence of the Tenant or Tenant's Employees.

Tenant further agrees that in case of any claim, demand, action or cause of action, threatened or actual, against Landlord, as a result of action or inaction by Tenant and Tenant does not provide a defense against any and all such claims, demands, actions or causes of action threatened or actual, the Tenant will, in addition to the above, pay Landlord the attorney's fees, legal expenses and costs incurred by Landlord in providing or preparing such defense, and Tenant agrees to cooperate with Landlord in such defense, including, but not limited to, the providing of affidavits and testimony upon request of Landlord.

10.2. Liability Insurance: Tenant shall, at Tenant's expense, obtain and keep in force during the term of this lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the premises and all areas appurtenant thereto with minimum limits of $500,000/$1,000,000, or such other limits as Landlord may from time to time reasonably require. The limit of such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry such insurance under a blanket policy, providing, however, such insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder, shall be in companies approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord, and thereafter shall deliver any replacement policies to Landlord prior to expiration of the current policy. No policy shall be cancelable or subject to reduction of coverage except after twenty (20) days

prior written notice to Landlord. **Landlord shall maintain liability and fire insurance on the building at its own expense which is a CAM pass through.**

10.3. Assumption of risk: Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Landlord and Landlord's Employees shall not be liable for any damage to property entrusted to Landlord or Landlord's Employees, nor any cause whatsoever, unless caused by or due to the gross negligence of Landlord or Landlord's agents or Employees. Landlord and Landlord's Employees shall not be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents, or needed repair in the Premises or, if known by the Tenant, in other parts of the Building.

10.4. Mutual Waiver re: Insurance: Landlord and Tenant hereby mutually waive their respective rights of recovery and subrogation against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties to the extent such waiver is permitted by such policies or insurance carriers.

10.5. No Liens: Landlord's interest in the leased premises shall not be subject to liens.

(a) Tenant agrees that it shall not enter into any contract for the Tenant's Improvements unless the following language is included in such contract:

> "Notwithstanding anything herein contained to the contrary, the contractor acknowledges that (Tenant) holds only a leasehold interest in the property which is the subject of this contract. (Tenant) is not the agent of the owner of the property, and no lien resulting from work performed under this contract shall attach to the interest of such owner."

(b) Tenant agrees that it will not permit any work to be commenced until such time as Tenant has provided Landlord with a fully executed copy of the construction contract evidencing incorporation of the aforesaid language. In addition, prior to commencement of the work, Tenant shall post the following notice in a conspicuous place on the leased premises, and shall assure that such notice is maintained throughout the entire course of construction:

> "NOTICE TO CONTRACTORS, SUBCONTRACTORS, MATERIAL MEN AND LABORERS
>
> Notice is hereby given that work on these premises is being performed for (Tenant). (Tenant) is not the agent of the owner of this property, and any lien rights shall in no event attach to the interest of the owner."

(c) If, for whatever reason, any mechanic's or other lien shall be filed against the leased premises, purporting to be for labor or material furnished or to be furnished at the request of Tenant, then Tenant shall, at its expense, cause such lien to be discharged of record by payment, bond or otherwise as allowed by law, within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such thirty (30) day period, Landlord, in addition to any other rights and remedies, may, but shall not be obligated to, cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, promptly within thirty (30) days, reimburse Landlord for all amounts paid and costs incurred, including attorneys' fees and interest thereon at the maximum legal rate from the respective dates of Landlord's payments therefore, in having such lien discharged of record, and, further, Tenant also shall otherwise indemnify, protect, defend and save Landlord harmless from any claims, actions or damage resulting there from.

(d) Performance and Payment Security: The Landlord may require the Tenant and/or the Tenant's contractor to post or deposit a performance bond, a payment bond or other form of security to ensure the timely and full completion of any improvements to the leased premises undertaken by Tenant, the removal of any construction or other liens and the timely and full payment of all costs and expenses thereof.

(e)The interest of the Landlord shall not be subject to liens for improvements made by the Tenant. The Tenant shall notify all contractors making such Tenant's improvements of this provision. The Tenant shall, at Landlord's request, execute and acknowledge a short form of this Lease Agreement for recording in the Public Records of Sarasota County, Florida, pursuant to Subsection 713.10(1), Florida Statutes or the Landlord may instead, at Landlord's option, record the notice provided for by Subsection 713.10(2), Florida Statutes, in the Public Records of Sarasota County, Florida.

(f) The Tenant shall indemnify, exonerate and hold the Landlord harmless against all claims, actions, judgments, damages, liabilities, payments, liens, costs and expenses, including, but not limited to reasonable attorney's fees, legal assistant fees and paralegal fees that the Landlord may suffer or incur and that result, directly or indirectly, from the design or construction of the Tenant's improvements.

(g) Insurance Indemnification: Prior to commencement of the construction of any of the Tenant's improvements, the Tenant's general contractor shall secure Builders Risk Insurance (Fire with Extended Coverage and Vandalism Endorsement) on a Completed Value Form with Landlord and Tenant as named insured, in an amount not less than 100% of the value of the work.

10.7. This Lease shall not be recorded.

11. **ASSIGNMENT OR SUBLETTING:**

11.1 The Tenant shall not sell, assign, transfer, mortgage, hypothecate or otherwise encumber this Lease or the leasehold interest granted hereby, or any interest therein, or permit the use of the Premises or any part thereof by any person or persons other than the Tenant and Tenant's employees and business invitees,

or sublot the Premises, or any part thereof, without the prior written consent of the Landlord which shall not be unreasonably withheld. Notwithstanding any such assignment, mortgage, hypothecation, encumbrance or subletting, the Tenant shall at all times remain fully responsible and liable for the payment of the rent and other sums of money herein specified and for compliance with all of the obligations of the Tenant under the terms, provisions and covenants of this Lease. If Tenant subleases or assigns any portion of the Premises and whether or not such sublease or assignment was consented to, and the rental exceeds the amount of rent due hereunder, Tenant shall pay to Landlord one-half (½) of all such excess rent as additional rent. In no event shall Tenant be permitted to sublease or assign any portion of the Premises at a rental amount less than the amount due under the terms of this Lease. Any act described in Section 11.1 which is done without the consent of the Landlord shall be null and void and shall be an Event of Default.

11.2. Landlord shall have the right to sell, transfer or assign any of its rights and obligations under this Lease.

12. **SIGNS; ADVERTISING:**

The Tenant shall not place or maintain or permit to be placed or maintained any signs or advertising of any kind whatsoever on the exterior of the Building (except as may be provided for herein, or on any exterior windows in said Building, or elsewhere within the Premises so as to be visible from the public hallways or other public areas of the Building except such numerals and lettering on doorways as may be approved and permitted by the Landlord. **Tenant will have use of one space on both sides of the pylon/monument exterior sign. Graphics at tenant expense utilizing approved sign company.**

13. **MAINTENANCE OF INTERIOR OF PREMISES:**

13.1. Maintenance: The Tenant shall take good care of the Premises and shall, at the Tenant's own cost and expenses, keep in good sanitary condition and repair and shall promptly make all repairs to the same to the satisfaction of the Landlord, except for usual and ordinary wear and tear by reasonable use and occupancy or fire or other casualty; and at the end or earlier termination of the Term, shall deliver the Premises in the same condition as received, ordinary wear and tear by ordinary use thereof, fire and other casualty excepted. Landlord may, but shall not be obligated to, make any repairs which are not promptly made by Tenant and charge Tenant for the cost thereof as additional rent.13.2. No set-off: Tenant waives all rights (whether statutory or otherwise) to make repairs at the expense of Landlord, to cure any alleged defaults by Landlord at the expense of Landlord, or to deduct the cost thereof from rent or other sums due Landlord hereunder, **unless Landlord does not cure as soon as practicable.**

14. **DAMAGE OR DESTRUCTION:**

If the Building is damaged by fire or other peril not caused in whole or in part by Tenant, to the extent that the entire Demised Premises are rendered untenable and cannot be reasonably rendered in as good a condition as existed prior to the damage within ninety (90) days from the date of such damage, the Term of this lease may be terminated by the Landlord or the Tenant by giving written notice to the other party; but if such damage is not such as to permit a termination of the Term of the Lease as above provided, then if such damage is not caused by Tenant or Tenant's agents, employees, guests or invitees, a proportionate reduction shall be made in the rent herein reserved corresponding to the time during which and to the portions of the Premises of which the Tenant shall hereby be deprived of possession. The Tenant agrees that Landlord shall not be responsible or liable for any loss due to business interruption occasioned by such fire, casualty or other cause which renders the Premises untenable nor shall Landlord be liable for any damage to Tenant's property or persons. Tenant may not terminate this Lease on account of any damage caused by Tenant or Tenant's agents, employees, guests or invitees.

15. **DEFAULT:**

The following shall constitute "Events of Default" and in any such events Tenant shall be deemed to be in default under the terms of this lease and shall be subject to Landlord's remedies as set forth herein:

(a) Tenant's failure to pay, when due, any monthly rental or other payments due hereunder, including without limitation Additional Rent, taxes and sales tax or any other payment due Landlord under any other agreement or contract between Landlord and Tenant; or

(b) Tenant's abandoning or vacating of the Premises, it being agreed that non-occupation of the Premises for a period of thirty (30) consecutive days shall be conclusively deemed an abandonment. Notwithstanding anything contained in Florida Statute Chapter 85 to the contrary; or

(c) Tenant's voluntarily petitioning for relief under or otherwise seeking the benefit of any bankruptcy, reorganization or insolvency law; or

(d) A receiver or trustee being appointed for Tenant or its property; or

(e) The filing of an involuntary bankruptcy, arrangement, or reorganization petition against Tenant; or

(f) Tenant's making an assignment for the benefit of creditors; or

(g) Any of the goods, chattels, rights, credits, or effects of Tenant used in or incident to the occupation of the Premises being seized, sequestered, or impounded by virtue of or under the authority of any legal proceedings; or

(h) Tenant's interest under this Lease being sold under execution or other legal process; or

(i) Any act or omission of Tenant which results in the filing of a lien against the Premises; or

(j) Any transfer, assignment, subletting or encumbering of Tenant's interest under this Lease or the Premises, by operation of law or otherwise without the prior written consent of Landlord, which

consent shall not be unreasonably withheld; or

(k) The discontinuance of Tenant's business on the Premises, it being agreed that Tenant's failure to be open for business for a period of thirty (30) consecutive days shall be conclusively deemed to be a breach of this subsection; or

(l) Tenant's continued default in the performance or observance of any of the other covenants or agreements contained in this lease and not specifically set forth above for a period of ten (10) days after the date of mailing written notice thereof by landlord to Tenant.

(m) Tenant's repeated violation of any covenant or agreement contained in this lease. "Repeated Violation" shall mean violating any material covenant or agreement within a twelve (12) month period following any written notice by Landlord of such violation.

16. **REMEDIES:**

Landlord may, at its option, in addition to all other remedies provided by law, exercise any one or more of the following options which are not mutually exclusive and are consistent with the laws of the State of Florida:

16.1. Acceleration: Declare the entire remaining unpaid rental (whether monthly, additional, percentage or otherwise) for the balance of the term of this Lease immediately due and payable and take action to recover and collect the same either by distress or otherwise, and/or,

16.2. Termination of Possession: Terminate Tenant's right to possession under this Lease and re-enter and take possession of the Premises, and relet or attempt to relet the Premises, or any part thereof, on behalf of and as the agent of Tenant, at such rental and under such terms and conditions as Landlord may, in the exercise of Landlord's sole and absolute discretion, deem best under the circumstances for the purpose of reducing Tenant's liability, and Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all rent, additional rent and all other sums due under this Lease and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of this Lease. Landlord shall apply any rent received from such reletting first to the expenses of Landlord, if any, incurred by re-entering and placing the Premises in condition for reletting, and then to the payment of rent due hereunder and other obligations of Tenant to Landlord arising under this Lease. In the event Landlord is successful in reletting the Premises at a rental rate in excess of that agreed to be paid by Tenant, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rent, and Tenant does hereby waive any claim to such excess rent. At any time during such repossession or reletting, Landlord may, by delivering written notice to Tenant, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises

16.3. Termination and Possession: Declare this Lease terminated, whereupon the term herein granted and all right, title, and interest of Tenant in and to the Premises shall end. Such termination shall be without prejudice to Landlord's right to enforce the collection of any rental, additional rental or other sums due or accrued at the termination thereof, and for such time as shall be required to evict Tenant, together with all other damages suffered by Landlord as a result of Tenant's default. Upon such termination Landlord shall have the right to immediately re-enter the Premises and take possession thereof, and Tenant shall thereupon be deemed to have surrendered the Premises to Landlord.

16.4. Tenant's Account: Pay or perform any obligation of Tenant for Tenant's account, without prejudice to any other right or remedy of Landlord. All damages, costs and expenses so incurred by Landlord, including any interest, penalties and attorneys' fees, shall be due and payable to Landlord on demand.

16.5. Landlord's Lien: Enforce by any means available by law or in equity, a Landlord's lien upon any or all of Tenant's equipment, furnishings, furniture trade fixtures, inventory, and other physical and non-personal property of Tenant situated on, affixed to, or kept on the Premises. Tenant hereby grants Landlord an express Landlord's lien upon all such property and in furtherance thereof, Tenant agrees to execute and record such UCC-1 financing statements as Landlord may deem necessary to perfect its Landlord's lien.

16.6. Trial Waiver:

**THE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.**

Tenant hereby consents to the jurisdiction of any state court whose jurisdiction includes the county in which the Premises are located.

16.7. Service Address: In the event of any action or proceeding arising from this Lease or any other agreement to which Landlord and Tenant are a party, Tenant hereby stipulates that service of process upon Tenant shall be effective at the following address:

Suite 201
100 North Washington Boulevard
Sarasota, Florida 34236

Tenant covenants that it shall, within five (5) days of change, notify Landlord of any new address for service of process. In the event that the foregoing address shall conflict with or otherwise be different from any address designating a registered agent with the Secretary of State of the State of Florida, then Landlord, at Landlord's election, may elect to serve Tenant utilizing either address.

16.8. Late Payment Interest: If any installment of rent, additional rent or other sum due hereunder not paid

within ten (10) days after it is due, then such payment shall bear interest at the lower rate of either 5% of the monthly rent or the maximum rate permitted by law, from the date on which it was due until the date on which it is paid, regardless of whether any notice has been given by Landlord to Tenant. This provision shall not relieve Tenant from payment of any rent, additional rent or other sums due hereunder at the time and in the manner herein specified nor waive any other right or remedy of Landlord hereunder.

16.9. Acceptance of Late Payments: The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default, it shall constitute only waiver of timely payment for the particular rent payment involved. No payment by Tenant or receipt by Landlord of a lesser amount than the rent, additional rent or other sums due shall be deemed to be other than on account of the earliest stipulated amounts so due, nor shall any endorsement or statement on any check or any letter or other writing accompanying any check or payment as rent be deemed in accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of such rent or to pursue any other right or remedy provided herein or at law or in equity.

16.10. Cumulative Remedies: The remedies of Landlord herein are cumulative and the election to proceed by forfeiture or surrender or otherwise shall not preclude the exercise of any other remedies herein described or otherwise provided by statute or general law, including at law or in equity, at the same time or in subsequent times or actions.

17. **LANDLORD'S RIGHT OF ENTRY:**

The Tenant agrees that the Landlord, or its officers, agents, servants, and employees may enter the Premises at any hour to protect the same against the elements, or accidents, or to effect repairs or replacements, and at any reasonable hour for the purpose of examining the same, showing the same to prospective purchasers or tenants, or for any other reasonable purpose. **Outside of an emergency, Landlord must be accompanied by the Tenant or a Tenant employee.**

18. **NOTICES:**

Any bill, statement, notice or communication which the Landlord may desire or be required to give to the Tenant shall be deemed sufficiently given and rendered if, in writing, delivered to the Tenant personally, or sent by registered or certified mail addressed to the Tenant at the Building or left at the Premises addressed to the Tenant, and the time of the rendition of such bill, statement, or notice shall be deemed to be the time when the same is mailed to the Tenant, or delivered, or left at the Premises as herein provided. Any notice to Landlord shall be in writing, addressed to Landlord at Landlord's Address (or such different address as Landlord may notify Tenant) and shall be sent first class mail, postage prepaid, certified return receipt requested.

19. **TAXES ON TENANT'S PERSONAL PROPERTY AND TAXES ASSESSED AGAINST RENTALS:**

19.1. Personal Property Taxes: The Tenant shall pay promptly when due any and all taxes and assessments that may be levied or assessed against Tenant's personal property located in, on or about the Premises and will cause such personal property to be assessed directly to the Tenant. If for any reason such personal property cannot, or is not assessed separately and is included with the Landlord's real or personal property tax assessments, the Tenant will upon demand pay to the Landlord the amount of taxes levied or assessed against the personal property, using for such purpose the valuation and rate of tax placed thereon by the taxing authority, if the same can be determined and if not, using a reasonable valuation.

19.2. Sales Tax: In addition to the rent provided for above, the Tenant shall pay to the Landlord, promptly as and when due, all sales, use or excise taxes, levied, assessed or payable on or on account of the leasing or renting provided for hereunder, or on account for the rent payable hereunder.

20. **ATTORNEY'S FEES AND COSTS OF COLLECTION:**

The Tenant shall promptly pay to the Landlord all costs and expenses of enforcement of this Lease and of collection, including without limitation attorneys' fees, paralegal fees, and costs, including appeals, with respect to any part of said rent and other charges and sums of money herein reserved or required by the Tenant to be paid and met, which may be sustained or incurred by the Landlord after the date the same, or any portion thereof, becomes due; and the Tenant further agrees to pay all reasonable costs and expenses, including reasonable attorneys' fees and paralegal fees, (prior to suit, during suit, and on appeal, if applicable), which may be sustained or incurred by the Landlord in or about the enforcement or declaration of any of the rights or remedies of the Landlord or obligations of the Tenant, whether arising under this lease or granted, permitted or imposed by law or otherwise.

21. **PRIOR AGREEMENTS:**

This agreement supersedes and revokes any and all prior written agreements between the parties relating to the Premises, and all oral agreements between the parties relating to the Premises are hereby merged into this lease; and no amendment, modification or variation of this Lease or of any terms or provisions of this Lease, shall be effectual, binding or valid unless and until the same is reduced to writing and signed by the party to be charged thereby. No notice, request or demand in this Lease provided for may be waived except by written waiver thereof signed by the party waiving the same. Submission of this Lease to or by Tenant shall not create any rights in favor of Tenant until this Lease has been executed by both Landlord and Tenant.

22. **FLOOR PLANS:**

Any floor plan or other plan, drawing or sketch which is attached to or made part of this Lease, such as Exhibit "A", is used solely for the purpose of a reasonable approximate identification and location of the demised Premises, and any markings, measurements, dimensions or notes of any kind contained therein (other than the outline of the Premises as an approximate identification and location thereof) having no bearing with respect to the terms and conditions of this Lease. The design, layout, materials, structure or other aspects of the Building and Property may be altered hereafter without affecting Tenant's obligations hereunder. Tenant acknowledges that neither Landlord

nor any agent or employee of Landlord has made any representation or warranty with respect to the Premises, the Building or the Land or with respect to the suitability of the Premises for Tenant's intended use unless such are expressly set forth in this Lease. Tenant further acknowledges that no representations or warranties as to the state of construction or repair of the Premises, nor promises to alter, remodel, improve, repair decorate or paint the Premises, have been made by Landlord.

23. **NO AUTOMATIC RENEWAL:**

Other than as provided in Section 3.4 hereof, there shall be no extension or automatic renewal of the terms of this lease unless otherwise agreed in writing by the parties hereto. Tenant shall have no right to hold over and, if Tenant does so with Landlord's consent, same shall be a tenancy from month-to-month terminable at will by either Landlord or Tenant.

24. **BUILDING STANDARDS CRITERIA:**

Suite 201 is leased in its "as is" condition without any modification or fit out required of the Landlord.

25. **TERMS, HEADINGS AND JURISDICTION:**

As used herein the singular shall include the plural, the plural shall include the singular, and each gender shall include the other where the context shall so require. The headings in this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. This Lease shall be governed by the laws of the State of Florida.

26. **CONDEMNATION:**

In the event the whole or any part of the Building of which the Premises are a part, other than a part not interfering with the maintenance or operation thereof shall be taken or condemned for any public or quasi-public use or purpose, the Landlord may, at its option, terminate this Lease from the time title to or right to possession shall vest in or be taken for such public or quasi-public use or purpose. The Landlord shall be entitled to any and all income, rent, awards or any interest therein whatsoever which may be paid or made in connection with the condemnation or threat of condemnation of all or any part of the Building.

27. **SUBORDINATION TO MORTGAGES:**

This lease is hereby made expressly subject and subordinate at all times to any and all mortgages, deeds of trust, ground or underlying leases affecting the Premises which have been executed and delivered or which will hereafter be executed and delivered and any and all extensions and renewals thereof and substitutions therefore and to any and all advances made or to be made under or upon said mortgages, deeds of trust, ground or underlying leases. Tenant agrees to execute any instrument or instruments which the Landlord may deem necessary or desirable to effect the subordination of this lease to any or all such mortgages, deeds of trust, ground or underlying leases. In the event that the Tenant shall refuse, after reasonable notice, to execute such instrument or instruments which the Landlord may deem necessary or desirable to effect the subordination of the lease to any or all such mortgages, deeds of trust, ground or underlying leases, the Landlord may, in addition to any right or remedy accruing hereunder, terminate this lease without incurring any liability whatsoever and the estate hereby granted is expressly limited accordingly. The Tenant hereby agrees to attorn to any future owner of the Landlord's interest in the Premises under this Lease, whether such occurs by reason of the dispossession of the Landlord or otherwise, and such shall not constitute a default by Landlord hereunder.

28. **ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS:**

28.1. Within ten (10) days after request of Landlord, Tenant shall deliver to Landlord a duly executed certificate stating the Termination Date, the Monthly Rent, the amount of any prepaid rent and security deposits, the fact that this Lease is in full force and effect, the fact that this Lease is unmodified (or if modified, the date of the modification), and the fact that Landlord is not in default (or if a default exists, the nature thereof). Failure to timely deliver same shall constitute a default under the terms of this lease. Such certificate will be relied on by Landlord, prospective lenders or prospective purchasers.

29. **QUIET ENJOYMENT:**

Landlord agrees that Tenant, upon paying the Monthly Rent, all additional rent, and all other sums and charges then due and upon performing the covenants and conditions of this Lease to be performed by the Tenant, may enjoy peaceful and quiet possession of the Premises during the term of this Lease.

30. **PARKING SPACES:**

Parking spaces shall be shared by all tenants as part of the Common Area. There shall be no assigned parking spaces. Tenant is limited to 10 spaces on a non exclusive basis.

31. **LANDLORD'S RIGHT TO ALTER COMMON AREAS:**

Without abatement or diminution in rent, Landlord reserves and shall have the right to change the street address and/or the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, or other Common Areas of the Building or the complex without liability to Tenant.

32. **EXCULPATION:**

Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord, or his successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of the current or future owner in the Property for the satisfaction of each and every remedy of Tenant in the events of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord. This exculpation of personal liability is absolute and without any exception whatsoever. The covenants and obligations

contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership.

33. **SUCCESSORS AND ASSIGNS:**

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

34. **REAL ESTATE COMMISSIONS:**

Tenant states affirmatively that he has not had dealings of any nature with any Real Estate Broker or Salesperson other than HEMBREE & ASSOCIATES. Tenant further agrees to hold Landlord harmless from the claim for commission, fees, or expenses of any other party, including but not limited to Real Estate Brokers or Salespersons in regard to the obtaining of this Lease.

Negotiations for this lease were conducted by MICHAEL SAUNDERS & COMPANY and no other brokers or salespersons were involved in the negotiations of this lease other than as specified herein above. Landlord agrees to hold harmless and indemnify the Tenant from any and all claims for commission by MICHAEL SAUNDERS & COMPANY AND HEMBREE & ASSOCIATES or anyone claiming a commission by or through it.

35. **RADON AND HAZARDOUS WASTE:**

35.1. **RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT IS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY HEALTH DEPARTMENT. THE FOREGOING NOTICE IS PROVIDED PURSUANT TO § 404.056(6), FLORIDA STATUTES (1999), WHICH REQUIRES THAT SUCH NOTICE BE INCLUDED IN CERTAIN REAL ESTATE DOCUMENTS.**

35.2. Tenant shall not place in nor store on or about the Premises or Building nor discharge, emit, dispose or release from on or about the Premises or Building, nor allow to be placed onto, stored on or about, or be discharged, emitted, disposed or released from on or about the Premises or Building, any pollutants, hazardous substances or hazardous waste; (as defined by and/or as prohibited by any common law or any federal, state or local statute, regulation, ordinance or other regulatory requirement, including without limitation, any so-called "Superfund" or "Super Lien" legislation, relating to the presence of hazardous waste on, in or about the Premises) and shall indemnify and hold Landlord harmless from and against any and all expense, damage, loss or liability incurred by Landlord as a result of Tenant's breach of this covenant, including, without limitation, any response costs, clean-up costs, environmental investigation and/or feasibility costs, and any and all fines or penalties imposed as a result thereof. Tenant further agrees that, upon request, it shall furnish Landlord with such estoppel or other written information as Landlord may reasonably request with regard to Tenant's compliance with this representation and Tenant acknowledges that the covenants in this paragraph comprise a material inducement for Landlord to enter into this Lease without which Landlord would not have done so.

36. **COMPLIANCE WITH LAWS INCLUDING THE AMERICANS WITH DISABILITIES ACT:**

The Tenant, at Tenant's sole cost and expense, shall comply with all of the requirements of all municipal, state and federal authorities now or hereafter in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises and common areas all municipal ordinances and regulations and state and federal statutes and regulations now or hereafter in force and effect, including but not limited to The Americans With Disabilities Act, 28 CFR Part 36. Such compliance shall be at the expense of the Tenant.

37. **BUILDING RULES AND REGULATIONS:**

Tenant agrees that it shall at all times abide with the Building Rules and Regulations attached hereto as "Exhibit B".

38. **PERFORMANCE:**

No agreement unless it is incorporated into this lease is binding. TIME IS OF THE ESSENCE OF THIS CONTRACT. This lease shall bind and inure to the benefit of the successors and assigns of the parties hereto.

39. **OTHER PROVISIONS:**

None at this time.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS for the Landlord:

Landlord:
**100 North Washington, LLC**

By: ______________________ (Seal)
Managing Member

WITNESS for the Landlord:

WITNESS for the Tenant:

Tenant:
**BONDS FINANCIAL, INC**

By: ______________________ (Seal)
Its: CEO/ President

WITNESS for the Tenant:

EXHIBIT A

FLOOR PLAN OF PREMISES


GROSS SQ. FOOTAGE 3,351 sq.ft.
OFFICE 1
OFFICE 2
OFFICE 1
OFFICE 2
OFFICE 3
OFFICE 3
SUITE 201
OPEN WORK AREA
SUITE 202
OPEN WORK AREA
ELEV. LOBBY
ELEV.
N
FLOOR PLAN
SCALE: 3/16" = 1'-0"

EXHIBIT B

100 NORTH WASHINGTON BOULEVARD

BUILDING RULES & REGULATIONS

OPERATING HOURS

Access to the Building shall be 24-hour access. Standard operating hours for 100 NORTH WASHINGTON BOULEVARD are from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday. Closed Sunday and all legal holidays. On request of Tenant, Landlord will furnish air conditioning or heating outside of The Standard Building Operating hours as herein defined, provided that Tenant shall reimburse Landlord for the cost to the Landlord of providing such air conditioning or heating. The cost to the Landlord shall be established by multiplying the period of time the air conditioning or heating is supplied by the average kilowatt/hour charged the Landlord by the public utility providing electricity to the building.

1. For off hour entry, security measures have been established. This may mean individual keying, card entry or watchman sign-in stations.

BUILDING DIRECTORIES

Directories will be supplied by the Landlord to show the name and location of the Tenants only. One name will be displayed. Additional names must be approved by the Landlord and paid for by the Tenant.

GENERAL CLEANING - General cleaning will be carried out twice weekly in Public Areas, holidays excepted.

1. All stone, ceramic, tile, marble, composition and other unwaxed flooring shall be swept and washed twice weekly, using approved unscented dust-down preparations.

2. All wood, vinyl and other similar types of floors to be swept twice weekly, using dust-down preparations and dry mopped or cleaned with a material specified by the manufacturer to remove any foreign matter. If wax is required, it shall be of the non-skid type and applied monthly.

3. Carpets shall be vacuumed twice weekly and foreign matter removed with a product specified by the carpet Institute compatible with the carpet fibers.

4. Metal work shall be wiped down twice weekly and polished monthly if needed.

5. Stairwells shall be checked twice weekly and swept or washed as needed to be kept neat and clean.

6. Elevator doors shall be wiped down twice weekly and all finger marks and foreign matter removed both inside and out.

7. Plants, sculpture and other decorations shall be polished weekly to remove foreign matter, etc.

8. Public areas shall be policed on a set schedule to maintain the desired appearance.

TENANT DISPOSAL

All refuse that will fit inside a garbage bag must be placed in the three green refuse carts located at south side of building. A blue recycling cart is also available for office paper and broken down corrugated boxes. There shall be no bags or boxes left outside the containers. Oversized boxes that can't be broken down must be disposed of by Tenant by other means at their expense.

FREIGHT AND LARGE ITEMS

The elevator must be used to move items in or out of the building. This requires the Tenant to schedule or notify the building personnel of the need for the elevator so as to eliminate conflict with use by other Tenants, guests, or invitees. Every effort will be made to accommodate Tenant's moving needs. The use of furniture pads is mandatory.

Any damage done to the premises by the moving of the Tenants' items shall be repaired at the Tenants' expense.

TENANT IMPROVEMENTS

All plans and specifications for Tenant build out, improvements and any future alterations shall be approved by Landlord prior to commencement of any work.

SIGNS AND DISPLAYS

Each Tenant shall have an assigned space on Landlord's exterior, pylon sign to identify the business. Tenant shall pay for the copy and substrata to be installed on Landlord's sign. Landlord reserves the right to approve the copy and appearance in its sole discretion.

Signs may be affixed to glass office entrance doors and shall be uniform die cut vinyl white Helvetica text to be approved by Landlord for content and contained within a two foot by one foot (2' x 1') area.

Signs used within the Premises and visible to the public must be of a style, material and character in keeping with the building. No paper signs can be used or fastened to the windows. No easels will be permitted in the lobby area in front of the tenant space.

All sign designs shall be approved by Landlord and the Landlord reserves the right to have any signs or displays removed that do not conform to the standards of the building.

**OBSTRUCTION OF TRAFFIC AISLES AND CORRIDORS**

All Tenants shall not place any item of furniture, equipment, sign, display, or any other item in a corridor or aisle or lobby or any other space, that will impede access or clutter the area.

**ADVERTISING, PROMOTIONS, ETC.**

Neither the name of the building nor the picture of the building shall be used for any type of promotion without consent of the Landlord, which will not be unreasonably withheld. Also advertising, brochures, promotions, etc., which large numbers of people will be arriving or the lobby will be used as a reception or staging area, must be approved by the Landlord.

**DAMAGING OR DEFACING PREMISES**

The Landlord desires to maintain the building in a first-class condition. To this end, a schedule of repainting and refinishing of all areas will be followed. Any surfaces such as window sills, walls, doors, window coverings etc. damaged by the Tenant or visitors to the Tenant spaces will be repaired by the building and all costs will be billed to the Tenant.

All damages will be repaired as soon as possible to maintain the building appearance.

Tenant shall not do any painting, floor laying, cutting, drilling or other major work in his premises without the prior written consent of the Landlord.

Tenant shall not install any heavy articles such as a safe without obtaining the prior written consent of the Landlord. Should it be necessary to reinforce the floor etc. and it is possible; it will be done at Tenant's expense.

**WINDOWS, ETC.**

The Tenant shall not attach anything to the windows.

Building standard window coverings will be used in all office windows except the windows along the top of the third floor adjacent to the roof structure. All such window coverings shall be one inch (1") horizontal blinds.

Should the Tenant install drapes, they shall be hung on the office side of the standard window coverings and must not be visible from the street.

**ELECTRONIC DEVICES**

It is imperative that all electronic items be operated and controlled so as not to conflict with the operation of equipment in adjoining offices or throughout the building.

**VENDING EQUIPMENT AND FOOD**

Vending or food service equipment other than coffee makers, hot water makers and water coolers will not be allowed in the office areas.

**DESIGNATED SMOKING AREA**

This is a non-smoking building. There is no smoking in front of doorways or in the common area. A bench has been provided for your comfort. There are receptacles available for proper disposal and no butts shall be deposited on the parking lot or in the plant beds.